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                                   EXHIBIT 16

March 30, 2001



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of United Community Financial Corp. dated March 30, 2001.

Yours truly,

/s/ DELOITTE & TOUCHE LLP